UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 3, 2005

Date of Report (Date of
earliest event reported)

NeoRx Corporation

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

300 Elliot Avenue West, Suite 500, Seattle, WA		98119
(Address of principal executive offices)		(Zip Code)

(206) 281-7001

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.              Entry into Material Definitive Agreement.

On March 3, 2005, NeoRx Corporation (the “Company”) entered into definitive agreements relating to the private placement of $4.1 million through the sale of 3,320,000 shares of its common stock. $0.02 par value, at $1.25 per share.  Purchasers in the private placement are as follows:  Bristol Investment Fund, Ltd, Brookstone Biotech Ventures, LP, Castle Creek Healthcare Partners LLC, Cordillera Fund, L.P., Cranshire Capital, L.P., Crescent International, Ltd., Iroquois Capital LP, Nite Capital, LP, Omicron Master Trust, Portside Growth and Opportunity Fund, Smithfield Fiduciary LLC, SRG Capital LLC, TCMP3 Partners, and Whalehaven Capital Limited.

The private placement also involves the acquisition by the Purchasers of five-year warrants to purchase an additional 1,328,000 shares of the common stock of the Company at an exercise price of $2.00 per share.  The warrants do not become exercisable until September 3, 2005.  The Company is required under the agreements to file a registration statement with the Securities and Exchange Commission for resale of all of the shares of common stock issued in the offering, as well as shares of common stock issuable upon exercise of the warrants.

The forms of the definitive agreements for the private placement are furnished as exhibits to this report and incorporated herein.  On March 4, 2005, the Company issued a press release announcing the entry into the definitive agreements, a copy of which also is attached to this report and incorporated herein.

Upon closing of the private placement, for services rendered as placement agent in the transaction, the Company will pay to Rodman & Renshaw LLC (“R&R”) $249,000 in cash and will issue to R&R a warrant to purchase 199,200 shares of common stock of the Company at an exercise price of $2.00 per share.  The form of the warrant will be the same as that used for the Purchasers and furnished as an exhibit to this report.  The Company will also pay up to $15,000 of R&R’s actual out-of-pocket fees and expenses incurred in connection with the transaction.

Section 3 – Securities and Trading Markets

Item 3.02.              Unregistered Sale of Equity Securities.

See disclosure under Item 1.01 of this report.

The private placement of securities referenced under Item 1.01 of this report is exempt from registration pursuant to Section 4(2) of the Securities Act of 1934, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder, as a transaction not involving a public offering, and in reliance on similar exemptions under applicable state securities laws.  The Company believes that each of the Purchasers and R&R qualifies as an “accredited investor” (as defined by Rule 501(a) under the Securities Act).

 Item 9.01.                                       Financial Statements and Exhibits.

(c)                                  Exhibits.

99.1

Form of Securities Purchase Agreement, entered into by the Company and the Purchasers on March 3, 2005

99.2	Form of Registration Rights Agreement, entered into by the Company and the Purchasers on March 3, 2005

99.3	Form of Warrant, to be delivered to the Purchasers pursuant to the Securities Purchase Agreement

99.4	Press Release dated March 4, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoRx Corporation

Dated: March 4, 2005	By:	s/ Susan D. Berland
Susan D. Berland
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Purchase Agreement, entered into by the Company and the Purchasers on March 3, 2005

99.2	Form of Registration Rights Agreement, entered into by the Company and the Purchasers on March 3, 2005

99.3	Form of Warrant, to be delivered to the Purchasers pursuant to the Securities Purchase Agreement

99.4	Press Release dated March 4, 2005